Exhibit 99.1

PRESS RELEASE

For Immediate Release

PLYMOUTH INDUSTRIAL REIT COMPLETES $95.6 MILLION IN ACQUISITIONS

BOSTON, MA, November 6, 2014—Plymouth Industrial REIT, Inc. (the “Company”), a self-managed industrial property real estate company, announced today that it has closed on previously announced acquisitions consisting of 13 industrial properties, totaling an aggregate of approximately 2.63 million rentable square feet, for an aggregate purchase price of approximately $95.6 million.

The acquisitions the Company closed are as follows:

•	A portfolio of four industrial properties located in Columbus, Ohio and Memphis, Tennessee. The properties consist of six industrial buildings with approximately 633,700 rentable square feet and are approximately 97% leased under triple net leases.
•	A portfolio of six industrial properties located in the Chicago, Illinois metropolitan area. The properties consist of six industrial buildings with approximately 486,200 rentable square feet and is 100% leased under triple net and modified gross leases.
•	An industrial property that is located in Columbus, Ohio, has approximately 527,100 rentable square feet and is 100% leased under triple net leases.
•	An industrial property that is located in Columbus, Ohio, has approximately 340,000 rentable square feet and is 100% leased under triple net leases.
•	An industrial property that is located in Jackson, Tennessee, has approximately 638,400 rentable square feet and is 100% leased under triple net leases.

Pendleton P. White, Jr., the Company’s President and Chief Investment Officer, stated, “We are excited to announce the acquisition of this portfolio of industrial properties.  We believe these investments reflect our strategy of acquiring Class B industrial properties, predominantly in secondary markets across the Eastern half of the U.S., that we believe can achieve high current yields and strong total returns on a risk-adjusted basis.”

About Plymouth Industrial REIT

Plymouth Industrial REIT is a full service, vertically integrated, self-administered and self-managed Maryland corporation focused on the acquisition and management of single and multi-tenant Class B industrial properties, primarily located in secondary and select primary markets across the Eastern half of the U.S. and Texas.  The Company conducts business through an UPREIT structure in which its properties are owned by Plymouth Industrial OP, LP, a Delaware limited partnership (the “operating partnership’), directly or through wholly-owned subsidiaries of the operating partnership.

Forward-Looking Statements

Matters discussed in this news release regarding our future plans are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are often identified by the words “intend,” “believe,” “positioned,” “estimate,” “project,” “target,” “plan,” “goal,” “assumption,” “continue,” “expect,” “future,” “anticipate,” and other similar expressions, whether in the negative or the affirmative, that are not statements of historical fact. These forward-looking statements are not guarantees of future performance and involve certain risks, uncertainties, and assumptions that are difficult to predict, and you should not place undue reliance on our forward-looking statements. Our actual results and timing of certain events could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including, but not limited to, those discussed from time to time in our reports filed with the Securities and Exchange Commission, including our Form 10-K for the fiscal year ended December 31, 2013 and our quarterly reports on Form 10-Q. All forward-looking statements and the internal projections and beliefs upon which we based our expectations included in this release are made only as of the date of this release and may change. While we may elect to update forward-looking statements at some point in the future, we expressly disclaim any objection to update any forward-looking statements, whether as a result of new information, future events, or otherwise.

Contact:    Tod Perry

617-340-3814